UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

[The following questions and answers were addressed on an all-employee call on November 5, 2020]

All Employee Teams Live Questions

Stock Questions

●

At what point is ALSK stock no longer able to be traded? Will it be as of an official announcement or properly signed agreement or is there to be a hold placed on the trading of our stock at some date prior to an official announcement.

ALSK stock will trade until the merger is completed, which is expected to occur in the second half of 2021. Please note that the company stock trading policies and procedures (including any blackout periods) will remain in effect between now and then.

●

When the acquisition deal is finalized, how is the buyout of ALSK shares completed? Is that something that employees have to facilitate between themselves and Solium Shareworks? Or as of a finalized agreement, do we just receive a check for $3.00 per share?

The merger is not expected to be completed until the second half of 2021. We will be filing a proxy statement with the SEC, which will include information regarding the procedure for surrendering shares in exchange for the merger consideration.

●

What is the status of the employee stock purchase program prior to closing?

The current offering period will proceed as planned, but there will be no new offering periods (the period that would have started on January 1, 2021 will not).

●

What does it mean that “shares held by existing shareholders will be converted into the right to receive $3.00 per share”? Does that mean that shareholders can waive that right, or does it mean that the right must be exercised to receive the $3.00 per share?

If the merger is completed, the shareholders will receive $3.00 per share unless they have validly exercised and perfected their appraisal rights under Delaware law.  Additional information will be provided in the proxy statement.

General Acquisition Questions

●	We pushed hard to meet the BT go live date. Was meeting that date a stipulation of the acquisition deal? Information regarding the background of the merger will be included in the proxy statement.

●	We know the people of Alaska value Alaskan owned businesses. What will our messaging be to the community to soften the blow?

Although we are a public company with a diverse stockholder base, the company remains strongly committed to Alaska. We are telling our customers that we will continue to provide broadband and managed IT services to consumers, small business and enterprise and carrier customers, that we will be able to invest more in our network and bring new services to market. The potential acquirors look forward to visiting with the employee base and continuing this dialogue in the near future.

●	The timing of the announcement coincided with Election Day. Was that part of the strategy or coincidence? Information regarding the background of the merger will be included in the proxy statement.

●

Are there other big factors driving the acquisition besides the $4-5 million dollars we will save annually on expenses related to being publicly- traded?

The company has always sought ways to enhance shareholder value. The factors considered by the Board in approving the merger will be included in the proxy statement.

Go-Shop Period Questions

●

What can we expect around disclosure during the “Go-Shop” period we’re currently in? For instance, will details of competing offers be made public? Have we received any additional interest that can be shared?

The company does not intend to disclose developments with respect to this solicitation process unless and until it determines it is appropriate to do so.

●

What is the vote mix needed from shareholders for the acquisition to be approved? When is that vote expected to take place?

Information regarding the shareholder approval process will be included in the proxy statement. At the present time, we don’t know when the vote will be held. The date of the vote will be included in the final proxy statement.

Company Financial Questions

●	Post-closing, what will happen to our current $141.6M of debt? Please refer to the proxy statement when it is filed.

●	How will an ownership change impact our net operating loss carryovers? For instance, on January 8, 2018, we adopted a plan to preserve tax benefits.

Please refer to the proxy statement when it is filed.

Post-Close Questions

●	What kinds of controls would replace our current Sarbanes-Oxley controls? Please refer to the proxy statement when it is filed.

●

How will this factor into the 2021 incentive compensation plan given the transaction is expected to close within fiscal year 2021?

We will provide additional information regarding the 2021 incentive compensation plan in due course.

About Macquarie Capital

Macquarie Capital is the corporate advisory, capital markets and principal investment arm of Macquarie Group (ASX: MQG), offering a full spectrum of capital solutions, including capital raising services from equity, debt and private capital markets and principal investments from Macquarie’s own balance sheet. These offerings are reinforced through Macquarie Capital’s deep sector expertise in: business services, consumer, gaming and leisure, financial institutions, green energy, healthcare, industrials, infrastructure and energy, real estate, resources, technology and telecommunications and media sectors with 376 transactions completed, valued at $212 billion in the year ended March 31, 2020.

About GCM Grosvenor

GCM Grosvenor is a global alternatives investment firm with approximately $57 billion in assets under management in private equity, infrastructure, real estate, credit, absolute return strategies, and multi-asset class opportunistic investments. The firm has specialized in alternatives since 1971, and today its team of approximately 500 professionals serves a global client base of institutional and high net worth investors. GCM Grosvenor is headquartered in Chicago, with offices in New York, Los Angeles, London, Tokyo, Hong Kong, and Seoul.

GCM Grosvenor’s Labor Impact Fund, L.P., seeks to originate and execute infrastructure projects that leverage the inclusion of union labor as a contributing factor to enabling attractive risk-adjusted returns. The goal of the strategy is to find attractive infrastructure investment opportunities that can be unlocked through close cooperation across labor, government, and private capital.

About Alaska Communications

Alaska Communications (NASDAQ: ALSK) is the leading provider of advanced broadband and managed IT services for businesses and consumers in Alaska. The Company operates a highly reliable, advanced statewide data network with the latest technology and the most diverse undersea fiber optic system connecting Alaska to the contiguous U.S. For more information, visit www.alaskacommunications.com or www.alsk.com.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in connection with the proposed acquisition of the Company by Macquarie Capital and GCM Grosvenor, whereby the Company will become a wholly owned subsidiary of an affiliate of Macquarie Capital and GCM Grosvenor (the “proposed merger”), pursuant to a definitive Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Juneau Parent Co, Inc. (“Parent”) and Juneau Merger Co, Inc. (“Merger Sub”). The proposed merger will be submitted to the Company’s stockholders for their consideration at a special meeting of the stockholders. In connection therewith, the Company intends to file relevant materials with the United States Securities and Exchange Commission (SEC), including a proxy statement on Schedule 14A, which will be mailed or otherwise disseminated to the Company’s stockholders. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED MERGER. Stockholders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company or the proposed merger, once such documents are filed with the SEC, free of charge at the SEC's website at www.sec.gov, or from Alaska Communications at alsk.com or by directing a request to the Company’s Investor Relations Department at investors@acsalaska.com.

Participants in the Solicitation

The Company and certain of its directors and executive officers and other members of management and employees may be deemed to be "participants" in the solicitation of proxies from the Company’s stockholders in connection with the proposed merger. Information about the Company's directors and executive officers and their direct or indirect interests, by security holdings or otherwise, is set forth in the Company’s proxy statement on Schedule 14A for its 2020 annual meeting of stockholders filed with the SEC on April 29, 2020. To the extent holdings of the Company’s securities by such participants (or the identity of such participants) have changed, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 subsequently filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement and may be included in relevant documents filed with the SEC regarding the proposed merger, if and when they become available. Free copies of these materials may be obtained as described in the preceding paragraph.

Alaska Communications Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and these include statements using the words such as will and expected, and similar statements. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations of the Company. Risks and uncertainties include, but are not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of its common stock, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the Merger Agreement by the stockholders of the Company, and the receipt of certain governmental and regulatory approvals, (iii) the failure of Parent and Merger Sub to obtain the necessary financing pursuant to the arrangements set forth in the commitment letters delivered pursuant to the Merger Agreement or otherwise, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (v) the effect of the announcement or pendency of the transaction on the Company’s business relationships, operating results, and business generally, (vi) risks that the proposed transaction disrupts the Company’s current plans and operations and potential difficulties in the Company’s employee retention as a result of the transaction, (vii) the outcome of any legal proceedings that may be instituted against the Company or Parent or Merger Sub related to the Merger Agreement or the transaction contemplated thereby. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of the Company described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 16, 2020 and other reports and documents filed from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Copies of these filings are available online at https://www.alsk.com/. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

Alaska Communications Media Contact

Heather Cavanaugh, 907-564-7722

Director, External Affairs and Corporate Communications

Alaska Communications Investor Contact

Tiffany Smith, 907-564-7556

Manager, Board and Investor Relations

investors@acsalaska.com

SOURCE Alaska Communications Systems Group Inc.